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                                                              EXHIBIT 21
                           ROBERTSON-CECO CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                               DECEMBER 31, 1993

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                                   JURISDICTION
COMPANY                            OF INCORPORATION
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Subsidiaries of the registrant included in the
respective consolidated financial statements:

                         DOMESTIC

Ceco Dallas Co.                         Texas
Ceco Houston Co.                        Texas
Ceco San Antonio Co.                    Texas
Craw Manufacturing Co.                  Delaware
RHH Industries, Inc.                    Delaware
Quantum Constructors, Inc.              Delaware
M C Durham Co.                     North Carolina
M C Windsor Co.                         Arkansas
Meyerland Co.                      Colorado
RC Industries                      Delaware
RPM Erectors, Inc.                 California

                         FOREIGN

H. H. Robertson, Inc.                   Ontario
H. H. Robertson (Australia) Pty Ltd          Australia
H. H. Robertson Hong Kong Ltd.          Hong Kong
H. H. Robertson Singapore Pte Ltd       Singapore
Robertson Nederland B.V.           Holland
Robertson Espanola S.A.                 Spain
Robertson Nordisk A/S                   Norway
H. H. Robertson Nordisk A/S             Denmark



Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.
















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